EXHIBIT 99.1

LOCATION BASED TECHNOLOGIES, INC. SAYS GIZOMODO PUBLICATION OF MATERIAL ABOUT POCKETFINDER™ IS UNAUTHORIZED

ANAHEIM, CA – November 30, 2007 – Location Based Technologies, Inc., said today that unauthorized and confidential technical and preliminary pricing information about the company’s still-in-development PocketFinder™ personal location device has been reproduced without permission on the “gizomodo.com” website.  This information was available only on the company’s confidential beta website.  David Morse, Co-President and CEO of the company said “The information about our company was obtained from a confidential development portion of our beta website without our permission.  Its publication by gizomodo.com was not authorized by our company and was a surprise to us.”  Mr. Morse further stated “Investors and other members of the public are cautioned not to rely on any information about our company which is not found on the public portion of our website or in reports filed with the Securities and Exchange Commission.”

For further information contact:
David Morse 800-615-0869